EXHIBIT 99.1

Washington Group International Awarded 10-Year Bauxite Mining Contracts in Jamaica

BOISE, Idaho, and DENVER (July 6, 2006)—Washington Group International Inc. (Nasdaq: WGII) today announced contracts giving it a major role in the Jamaican bauxite mining industry. With the two awards, Washington Group will be mining and delivering approximately one-third of Jamaica’s annual bauxite production. Jamaica is one of the world’s leading producers of bauxite, the base mineral from which aluminum is refined.

In a transaction with Jamaican alumina producer West Indies Alumina Company (WINDALCO), Washington Group has been awarded two 10-year contracts that will generate gross revenues of approximately $300 million combined, to mine and deliver approximately five million metric tonnes of bauxite ore annually to WINDALCO refineries. The ore will be taken from two existing WINDALCO mines in central Jamaica—the Ewarton Mine and Kirkvine Mine. Washington Group also will perform mine development and post-mining reclamation.

“We are enthusiastic about the opportunity to serve WINDALCO and the Jamaican bauxite industry. This is a terrific fit with our international mining skills and is consistent with our strategic plan for continued global expansion in the mining industry,” said Bob Zaist, president of Washington Group’s Mining Business Unit, which is headquartered in Denver.

Washington Group International has a long, successful history of surface mining internationally. Its current projects include coal, zinc, silver, copper, gold, lead, and phosphate mining operations in the United States, Canada, Latin America and Europe.

WINDALCO is a joint venture of Glencore Alumina Jamaica Limited and the Government of Jamaica.  In addition to mining rights at the two mines, WINDALCO owns two refineries and a shipping port.

Washington Group International Inc (Nasdaq: WGII) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide.  Headquartered in Boise, Idaho, with more than $3 billion in annual revenue, the company has approximately 24,000 people at work around the world providing solutions in power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation and water resources.  For more information, visit www.wgint.com.

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